UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 7, 2006

Date of Report (Date of earliest event reported)
Smith & Wesson Holding Corporation
(Exact Name of Registrant as Specified in Charter)

NEVADA	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 ROOSEVELT AVENUE
SPRINGFIELD, MASSACHUSETTS
01104

(Address of Principal Executive Offices) (Zip Code)
(800) 331-0852

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On July 7, 2006, the board of directors of Smith & Wesson Holding Corporation, through its Nominations and Corporate Governance Committee, approved a resolution to transfer the listing of the company’s common stock from the American Stock Exchange to the Nasdaq Global Select Market after receiving approval from Nasdaq of the company’s application for listing. On July 10, 2006, the company announced that its common stock had been approved for listing on the Nasdaq Global Select Market. The company’s common stock is expected to begin trading on the Nasdaq Global Select Market at the opening of trading on Thursday, July 20, 2006, under the new ticker symbol “SWHC.” Until that date, the company’s common stock will continue to trade on the American Stock Exchange under the symbol “SWB.” A copy of the press release announcing the company’s approval for listing on the Nasdaq Global Select Market is filed herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Exhibits

99.1	Press release from Smith & Wesson Holding Corporation, dated July 10, 2006, entitled “Smith & Wesson Holding Corporation Moves Listing to the Nasdaq Global Select Market”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION

Date: July 10, 2006	By:	/s/ Michael F. Golden

Michael F. Golden
President and Chief Executive Officer

EXHIBIT INDEX
99.1	Press release from Smith & Wesson Holding Corporation, dated July 10, 2006, entitled “Smith & Wesson Holding Corporation Moves Listing to the Nasdaq Global Select Market”

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